CONFORMED COPY

AMENDMENT dated as of December 17, 2002 (this "Amendment") to the Amended and Restated Credit Agreement dated as of October 19, 2001, as amended (the "Credit Agreement"), among FREEPORT-MCMORAN COPPER & GOLD INC., a Delaware Corporation ("FCX"), PT FREEPORT INDONESIA, a limited liability company organized under the laws of the Republic of Indonesia and domesticated under the laws of Delaware ("PTFI" and together with FCX, the "Borrowers"), the Lenders party thereto, and JPMORGAN CHASE BANK, a New York banking corporation ("JPMCB"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

WHEREAS pursuant to the Credit Agreement, the Lenders  have extended credit to the Borrowers, and have agreed to extend credit to the Borrowers, in each case pursuant to the terms and subject to the conditions set forth therein;

WHEREAS the Borrowers have informed the Administrative Agent that FCX proposes to issue and sell on or prior to June 30, 2003 in a public offering, Rule 144A or other private placement transaction senior unsecured notes for gross cash proceeds of not less than $250,000,000;

WHEREAS in connection with the issuance and sale of such senior unsecured notes, the Borrowers have requested that the Lenders approve amendments to certain provisions of the Credit Agreement;

WHEREAS the Lenders are willing, on the terms, subject to the conditions and to the extent set forth below, to amend such provisions; and

WHEREAS capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, as amended hereby.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

SECTION 1.  Amendments.  Effective as of the December 2002 Amendment Effective Date (as defined in Section 3 hereof), the Credit Agreement is hereby amended as follows:

(a)  The following definitions are added to Section 1.01 in their appropriate alphabetical positions:

"December 2002 Amendment" means the Amendment to this Agreement dated as of December 17, 2002.

"December 2002 Amendment Effective Date" shall mean the date on which the December 2002 Amendment becomes effective in accordance with its terms.

"Gold Preferred Net Proceeds" means the initial $200,000,000 of Net Proceeds from the issuance of the Senior Notes.

"Gold Preferred Refinancing" means the redemption, repurchase, restructuring or refinancing pursuant to a Qualifying Gold Preferred Restructuring of (i) all shares of Gold-Denominated Preferred Stock or (ii) at least 80% of the shares of Gold-Denominated Preferred Stock and the election by FCX under this clause (ii) pursuant to notice given to the Administrative Agent to deem the refinancing of the Gold-Denominated Preferred Stock completed.

"Gold Preferred Reserved Commitments" means Revolving Commitments with respect to Revolving Loans repaid on the Senior Notes Closing Date using the Gold Preferred Net Proceeds pending the application of the Gold Preferred Net Proceeds to redeem or repurchase Gold-Denominated Preferred Stock.

"Initial Senior Note Reduction Amount" means an amount equal to the Net Proceeds from the issuance of  Senior Notes for gross proceeds of up to $300,000,000 minus the amount of the Gold Preferred Net Proceeds.

"Option-Affiliated Entity" means FM Services Company, Atlantic Copper, S.A., Copper Overseas Service Company, International Administrative Services Company, Overseas Service Company, PT Mineserve International and/or Crescent Technology Inc., as applicable.

"Senior Notes" means senior unsecured notes of FCX, to be issued and sold in a public offering, Rule 144A or other private placement transaction after January 1, 2003 and on or prior to June 30, 2003, for gross cash proceeds of at least $250,000,000 which (i) are not Guaranteed by any Subsidiaries, (ii) are not secured by any assets of FCX or any Subsidiaries, (iii) do not mature and are not subject to amortization or (except for customary change in control repurchase obligations) subject to repurchase prior to the date that is six months after the Maturity Date, and (iv) rank pari passu with FCX's other senior unsecured Indebtedness governed by indentures.

"Senior Notes Closing Date" means the date on or prior to June 30, 2003 on which the sale of the Senior Notes is consummated.

(b)  Clause (a) of the definition of "Debt Issuance" in Section 1.01 is amended in its entirety to read as follows:

"(a) the incurrence by either Borrower or any Restricted Subsidiary of any Indebtedness other than Indebtedness permitted by Section 6.01(a)(i), (ii), (iii), (iv), (v) or (viii) and other than (x) Indebtedness incurred and the proceeds of which are used to refinance the Gold-Denominated Preferred Stock pursuant to a Qualifying Gold Preferred Restructuring and (y) that portion of the Senior Notes the Net Proceeds of which are used to redeem or repurchase Gold-Denominated Preferred Stock in accordance with the provisions of Section 6.08(a) and".

(c)

The definition of "Discretionary Funds" in Section 1.01 is amended by adding the following to the end thereof:

"Notwithstanding the foregoing, (i) no Gold Preferred Net Proceeds used (including pursuant to borrowings of Gold Preferred Reserved Commitments) to repurchase or redeem Gold-Denominated Preferred Stock will give rise to any Discretionary Funds and (ii) 25% of the Net Proceeds attributable to the sale of Senior Notes for gross proceeds in excess of $300,000,000 and 25% of any remaining Gold Preferred Reserved Commitments at the time a Gold Preferred Refinancing has been achieved, shall constitute Discretionary Funds when and to the extent that Reductions in an amount equal to 75% of such portion of such Net Proceeds or remaining Gold Preferred Reserved Commitments, as the case may be, shall have been made at a time when no Event of Default has occurred and is continuing."

(d)

The definition of "Equity Issuance" in Section 1.01 is hereby amended and restated in its entirety to read as follows:

""Equity Issuance" means the issuance by either Borrower or any Restricted Subsidiary of any Equity Interests, or the receipt by either Borrower or any Restricted Subsidiary of any capital contribution, other than (a) any such issuance of Equity Interests to, or receipt of any such capital contribution from, (i) a Borrower, (ii) a Restricted Subsidiary or (iii) an employee, officer or director of either Borrower, a Restricted Subsidiary, an Option-Affiliated Entity or any other Affiliate of either Borrower upon such employee's, officer's or director's exercise of any stock option granted in the ordinary course of business pursuant to a stock option plan approved by FCX's board of directors and with cumulative Net Proceeds in an aggregate amount not in excess of $7,500,000 during any Semi-Annual Period and (b) any such issuance of Equity Interests issued to refinance, and the proceeds of which are used to refinance, the Gold-Denominated Preferred Stock in a Qualifying Gold Preferred Restructuring."

(e)

The definition of "Excess Cash Flow" in Section 1.01 is amended by (i) deleting the word "and" at the end of clause (h)(i) thereof and substituting therefor a comma, (ii) adding the words "and (iii) the amount of proceeds from an Equity Issuance to an employee, officer or director of either Borrower, a Restricted Subsidiary, an Option-Affiliated Entity or any other Affiliate of either Borrower pursuant to such employee's, officer's or director's exercise of any stock option granted in the ordinary course of business pursuant to a stock option plan approved by FCX's board of directors and with cumulative Net Proceeds in an aggregate amount not in excess of $7,500,000" immediately after clause (h)(ii) thereof, (iii) deleting the words "such period" from clause (j) thereof and substituting therefor the words "any period after the Tranche B Commitment Reduction Date," and (iv) deleting the words "such period" from clause (k) thereof and substituting therefor the words "any period after the Tranche B Commitment Reduction Date".

(f)

The definition of "Non-Flow Reborrowing" in Section 1.01 is hereby amended by deleting the reference to "Section 2.03(b)" thereof and substituting therefor a new reference to "Section 2.03(a)(i)".

(g)

The definition of "Qualifying Gold Preferred Restructuring" in Section 1.01 is amended by adding the words "on or" immediately before the words "prior to August 1, 2003", redesignating clauses (i), (ii) and (iii) as clauses (ii), (iii) and (iv), respectively, and adding a new clause (i) immediately before redesignated clause (ii) to read as follows:

"(i) repurchased or redeemed with Gold Preferred Net Proceeds in accordance with Section 6.08(a)(any such repurchase or redemption being deemed approved by the Administrative Agent),"

(h)  Section 2.01 is hereby amended by adding a new paragraph (d) thereto to read as follows:

"(d)  Notwithstanding the foregoing, from the Senior Notes Closing Date until the date on which a Gold Preferred Refinancing occurs, the Gold Preferred Reserved Commitments may not be utilized except for the purpose of repurchasing or redeeming (within three Business Days of any Borrowing) shares of Gold-Denominated Preferred Stock in accordance with the provisions of Section 6.08(a), and any Borrowing Request that seeks to utilize the Gold Preferred Reserved Commitments during such period shall specify the amount of Gold-Denominated Preferred Stock to be purchased or redeemed with the proceeds of the requested Borrowing, the date of any such purchase or redemption and the applicable purchase or redemption prices.  On the date on which a Gold Preferred Refinancing occurs, and subject to the Borrowers effecting any Reductions required to be made on such date pursuant to Section 2.10(c), the foregoing restrictions on the Gold Preferred Reserved Commitments shall automatically terminate and be of no further force or effect."

(i)

Section 2.10(c) is hereby amended by adding the following to the end thereof:

"Notwithstanding the foregoing and notwithstanding the provisions of any other paragraph of this Section, on the Senior Notes Closing Date the Borrowers will effect Reductions of the Tranche 1 Term Loans and the Revolving Commitments, pro rata in accordance with the amounts thereof, in an aggregate amount equal to the Initial Senior Note Reduction Amount.  In addition, (i) on the Senior Notes Closing Date the Borrowers will effect additional Reductions in the Facilities in an amount equal to 75% of the Net Proceeds attributable to the issuance of Senior Notes for gross proceeds in excess of $300,000,000 and (ii) on the date that a Gold Preferred Refinancing is achieved, the Borrowers will effect additional Reductions in the Facilities in an amount equal to 75% of any remaining Gold Preferred Reserved Commitments on such date (and Reductions in respect of Gold Preferred Net Proceeds need not be effected prior to such date); provided, however, that any Reductions pursuant to clause (i) or clause (ii) of this sentence will be subject to paragraph (e) of this Section."

(j)  Section 2.10(e) is hereby amended by (i) adding, immediately after the first reference therein to "Debt Issuances" the following: "(other than that portion of the Senior Notes giving rise to the Initial Senior Note Reduction Amount)" and (ii) adding the words "and plus, in the case of any Reduction that would occur prior to August 1, 2003, the amount of any undrawn Gold Preferred Reserved Commitments" to the end of the second sentence thereof.

(k)

Section 2.10 is hereby further amended by adding the following paragraph (l) to the end thereof as follows:

"(l) On the Senior Notes Closing Date, all Net Proceeds from the issuance of the Senior Notes not utilized to repay Tranche 1 Term Loans on such date, including the Gold Preferred Net Proceeds, will be applied to the repayment of outstanding Revolving Loans."

(l)

Section 5.01(c) is hereby amended by deleting the reference to "Section 5.03(a)" from clause (vii) thereof and substituting therefor a new reference to "Section 5.03".

(m)

Section 5.11 is hereby amended by adding to the end thereof the following:

"Until a Gold Preferred Refinancing has occurred, the Borrowers will use the proceeds of Revolving Loans made pursuant to the Gold Preferred Reserved Commitments solely to redeem or repurchase Gold-Denominated Preferred Stock in accordance with the provisions of this Agreement."

(n)

Section 6.01(a)(iv) is hereby amended by deleting the amount "$50,000,000" in the proviso at the end thereof and substituting therefor the amount "$75,000,000".

(o)

Section 6.05(g) is hereby amended by deleting the reference to "clause (d)" therein and substituting therefor the new reference to "clause (g)".

(p)

Section 6.08(a) is hereby amended by (i) deleting the word "and", and inserting a comma, at the end of clause (iv) thereof, (ii) deleting the semicolon, and substituting therefor a comma, at the end of clause (v) thereof, (iii) deleting the proviso at the end thereof and (iv) adding at the end thereof the following:

"(provided, however, that until a Gold Preferred Refinancing has occurred, any cash redemption of Gold-Denominated Preferred Stock shall be effected only with the proceeds of Revolving Loans made pursuant to the Gold Preferred Reserved Commitments so long as any Gold Preferred Reserved Commitments remain undrawn), (vi) so long as no Default or Event of Default shall have occurred and be continuing, or result therefrom, FCX may (I) repurchase Gold-Denominated Preferred Stock with the proceeds of Revolving Loans made pursuant to the Gold Preferred Reserved Commitments at prices no greater than the redemption price that would apply under the terms thereof based on a gold price equal to the August 2003 futures price of gold in effect at the time of any repurchase or (II) otherwise effect a Qualifying Gold Preferred Restructuring, (vii) so long as no Default or Event of Default shall have occurred and be continuing or result therefrom, (I) FCX may use Discretionary Funds in an aggregate amount up to $50,000,000 to effect repurchases of mandatorily redeemable preferred stock and (II) FCX may pay cash inducements to holders of Convertible Notes to cause such holders to exercise their option to convert such Convertible Notes in an aggregate amount equal to $25,000,000 plus the remaining amount of the interest reserve for the Convertible Notes allocable to Convertible Notes so converted."

(q)

Section 6.10 is hereby amended by deleting the amount "$35,000,000" in subpart (ii) of clause (iii) of the proviso thereof and substituting therefor the amount "$75,000,000".

SECTION 2.  Representations and Warranties.  Each of the Borrowers represents and warrants to each of the Lenders that (a) the representations and warranties of the Borrowers set forth in the Loan Documents are true and correct in all material respects on and as of the date of this Amendment, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date) and (b) no Default or Event of Default has occurred and is continuing.

SECTION 3.  Conditions to Effectiveness.  This Amendment shall become effective as of the first date on or prior to June 30, 2003, on which the following conditions have been satisfied:

(a) The Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the signatures of each of the Borrowers, the Administrative Agent and the Required Lenders;

(b) All legal matters incident to this Amendment shall be satisfactory to the Administrative Agent;

(c) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the December 2002 Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document, such expenses to include the legal fees of Cravath, Swaine & Moore, counsel to the Administrative Agent;

(d)(i) FCX shall have issued and sold the Senior Notes for gross cash proceeds of at least $250,000,000, (ii) the Reductions in the Facilities and repayments of Revolving Loans required by the Credit Agreement, as amended hereby, to be made on the Senior Notes Closing Date shall have been made and (iii) the amendment dated as of July 17, 2002 to the Credit Agreement shall not have become effective;

(e) The terms and conditions of the Senior Notes shall be reasonably satisfactory to the Administrative Agent (provided that the Senior Notes may bear interest at a market rate determined at the time of pricing).  The Senior Notes may contain customary pari passu lien restrictions provided that they will permit Indebtedness under bank credit facilities, including the Credit Agreement, in an aggregate amount of not less than that previously agreed to with the Administrative Agent to be secured by any and all assets of FCX and its Subsidiaries;

(f) The Administrative Agent shall have received a favorable written opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P., counsel to the Borrowers, in a form satisfactory to the Administrative Agent (i) dated the December 2002 Amendment Effective Date, (ii) addressed to the Lenders and (iii) covering such matters relating to this Amendment and the transactions contemplated thereby, as the Administrative Agent shall reasonably request, and each of the Borrowers hereby instructs such counsel to deliver such opinions; and

(g) the amendment fee referred to in Section 4 hereof shall have been paid.

SECTION 4.  Amendment Fee.  In consideration of the agreements of the Lenders contained herein, the Borrowers agree to pay to each Lender, through the Administrative Agent, an amendment fee (the "Amendment Fee") equal to 0.25% of the sum of (a) the outstanding Term Loans of such Lender and (b) the Revolving Commitment (whether used or unused) of such Lender, in each case after giving effect to the reductions in Term Loans and Revolving Commitments on the Senior Notes Closing Date, provided that such Lender approves this Amendment and returns to the Administrative Agent or its counsel an executed signature page hereto no later than 5:00 p.m., New York City time, on December 17, 2002.  The Amendment Fee shall be payable to the Agent, for the accounts of the Lenders entitled thereto, in immediately available funds on the December 2002 Amendment Effective Date.  Once paid, the Amendment Fee shall not be refundable.

SECTION 5.  Applicable law.  THIS DECEMBER 2002 AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.  Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FREEPORT-MCMORAN COPPER & GOLD INC.,

by

     /s/ Kathleen L. Quirk

Name:  Kathleen L. Quirk

Title: Vice President & Treasurer

PT FREEPORT INDONESIA,

by

     /s/ Robert R. Boyce

     Name:  Robert R. Boyce

                Title: Treasurer

JPMORGAN CHASE BANK (formerly known

as The Chase Manhattan Bank),

Individually and as Administrative

Agent, Security Agent, JAA Security

Agent and Documentary Agent

by

/s/ James H. Ramage

Name:  James H. Ramage

Title: Managing Director

ABN AMRO BANK N.V.

by

/s/ William M. Guilford

Name:  William M. Guilford

Title: Senior Vice President

/s/ Richard A. McLean

Name:  Richard A. McLean

Title: Senior Vice President

ARAB BANKING CORPORATION

by

/s/ Robert J. Ivosevich

Name:  Robert J. Ivosevich

Title: Deputy General Manager

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

by

/s/ John Wade

Name:  John Wade

Title: Director, Global

  Structured Finance

BANK OF AMERICA, LONDON

by

/s/ P.D. Young

Name:  P.D. Young

Title: Managing Director

BANK OF AMERICA, N.A.

by

/s/ Timothy C. Hintz

Name:  Timothy C. Hintz

Title: Managing Director

BANK OF MONTREAL

by

/s/ Thomas E. McGraw

Name:  Thomas E. McGraw

Title: Vice President

THE BANK OF NOVA SCOTIA

by

/s/ William E. Zarrett

Name:  William E. Zarrett

Title: Managing Director

THE BANK OF TOKYO-MITSUBISHI, LTD

by

/s/ John McGhee

Name:  John McGhee

Title: Vice President & Manager

BANK ONE, NA

by

/s/ John A. Horst

Name:  John A. Horst

Title: Director

BANK RAKYAT INDONESIA NEW YORK AGENCY

by

/s/ Wibowo Notosuwarto

Name:  Wibowo Notosuwarto

Title: General Manager

BARCLAYS BANK PLC

by

/s/ James McCarthy

Name:  James McCarthy

Title: Director

BAYERISCHE HYPO UND VEREINSBANK A.G. NY BRANCH

by

/s/ Andrew E. Leon

Name:  Andrew E. Leon

Title: Director

/s/ Stuart Endacott

Name:  Stuart Endacott

Title: Portfolio Manager

BNP PARIBAS

by

/s/ Douglas R. Liftman

Name:  Douglas R. Liftman

Title: Managing Director

/s/  Betsy Jocher

Name:  Betsy Jocher

Title: Vice President

THE CHUO MITSUI TRUST & BANKING

COMPANY, LIMITED

by

/s/ Yasuo Hiroe

Name:  Yasuo Hiroe

Title: General Manager

DEUTSCHE BANK AG ACING THROUGH ITS SINGAPORE OFFICE

by

/s/ Adeline Chua

Name:  Adeline Chua

Title: Vice President

/s/ Soon-Heng Low

Name:  Soon-Heng Low

Title: Senior Legal Counsel

DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES

by

/s/ Fred Thurston

Name:  Fred Thurston

Title: Vice President

/s/ Bill C. Schor

Name:  Bill C. Schor

Title: Associate

HIBERNIA NATIONAL BANK

by

/s/ Guy P. Brierre

Name: Guy P. Brierre

Title: Senior Vice President

HSBC BANK USA

by

/s/ Richard J. Ward

Name: Richard J. Ward

Title: First Vice President

MIZUHO CORPORATE BANK, LTD.

by

/s/ Toru Maeda

Name:  Toru Maeda

Title: General Manager

THE NORINCHUKIN BANK, NY

by

/s/ Fumiaki Ono

Name:  Fumiaki Ono

Title: General Manager

PT BANK NEGARA INDONESIA (PENSERO) TBK.

by

/s/ Bomen Lumbanraja

Name:  Bomen Lumbanraja

Title: General Manager

THE ROYAL BANK OF SCOTLAND PLC

by

/s/ David Apps

Name:  David Apps

Title: Senior Vice President

SOCIÉTÉ GENÉRALE

by

/s/ Chris Henstock

Name:  Chris Henstock

Title: Vice President

SUMITOMO MITSUI BANKING CORPORATION

by

/s/ Leo E. Pagarigan

Name:  Leo E. Pagarigan

Title: Senior Vice President

UBS AG, STAMFORD BRANCH

by

/s/ Wilfred V. Saint

Name:  Wilfred V. Saint

Title: Associate Director,

Banking Products

Services, US

/s/ Thomas R. Salzano

Name:  Thomas R. Salzano

Title: Director, Banking

Products Services, US

UFJ BANK LIMITED

by

/s/ John T. Feeney

Name:  John T. Feeney

Title: Vice President

WESTLB AG (f/k/a WESTDEUTSCHE LANDESBANK GIROZENTRALE), NEW YORK BRANCH

by

/s/ Salvatore Battinelli

Name:  Savatore Battinelli

Title: Managing Director

/s/ Richard J. Pearse

Name:  Richard J. Pearse

Title: Executive Director